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                                   Exhibit 12

                         Continental Global Group, Inc.

                Computation of Ratio of Earnings to Fixed Charges

                        (In thousands, except for ratios)



                                                                                   Six months ended
                                                   Three months ended June 30          June 30
                                                   --------------------------    ---------------------
                                                       1998          1997          1998        1997
Computation of Earnings:
Income (loss) before foreign income taxes              $ (189)      $1,194        $  615      $3,119
Add:
   Interest expense                                     3,065        3,320         6,307       4,604
   Portion of rent expense representative of an
     interest factor                                      173          114           356         226
                                                   --------------------------    ---------------------

Earnings                                               $3,049       $4,628        $7,278      $7,949
                                                   ==========================    =====================

Computation of Fixed Charges:
   Interest expense                                    $3,065       $3,320        $6,307      $4,604
   Portion of rent expense representative of an
     interest factor                                      173          114           356         226
                                                   --------------------------    ---------------------

Fixed Charges                                          $3,238       $3,434        $6,663      $4,830
                                                   ==========================    =====================

Ratio of Earnings to Fixed Charges                       0.94         1.35          1.09        1.65
                                                   ==========================    =====================